Exhibit 23.3

CONSENT OF PRICEWATERHOUSECOOPERS LLP INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statements on Form S-8 (No. 333-103055) of Nuvelo, Inc. of our report dated June 2, 2003, relating to the financial statements of Variagenics, Inc., which report is incorporated by reference to the Current Report on Form 8-K/A of Nuvelo, Inc. filed with the Securities and Exchange Commission on July 3, 2003.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

March 24, 2004